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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K


                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : December 30, 1997
                                                   ________________


                   Price Development Company Limited Partnership

                     ___________________________________________
              (Exact Name of Registrant as Specified in Its Charter)



      Maryland                       333-34835              87-0516235
(State or Other Jurisdiction        (Commission           (IRS Employer
   of Incorporation)                File Number)      Identification Number)
____________________________________________________________________________

               35 Century Park-Way, Salt Lake City, Utah  84115

              __________________________________________________

         (Address of Principal Executive Offices, Including Zip Code)



     Registrant's Telephone Number, Including Area Code: (801) 486-3911

                                                         ______________


                                   N/A


           ____________________________________________________________

          (Former Name of Former Address, if Changed Since Last Report)

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Item 2.  Acquisition of Assets
         _____________________

On December 30, 1997, Price Development Company Limited
Partnership (the "Operating Partnership"), acquired the Salem Center located in Salem, Oregon. The Salem Center, an enclosed regional mall, is located in Salem's downtown business district covering over five contiguous city blocks and contains 650,500 square feet of total gross leasable area ("Total GLA"), of which 212,500 square feet are owned by the Operating Partnership and 438,000 square feet are tenant owned.
The anchor tenants of the mall are Nordstrom, Mervyns, Meier & Frank, JCPenney and an ACT III, 7-screen, 2,300 seat theater. At the time of acquisition, the Salem Center was 97.7% leased based on Total GLA and had 93% of the mall shops occupied. The purchase price paid for the Salem Center was $32,500,000 and was financed by using the Operating Partnership's $200,000,000 unsecured credit facility. The Operating Partnership purchased the mall from Tristate Joint Venture, a Maryland limited partnership, pursuant to an Agreement of Purchase and Sale, the terms of which were determined through arms-length negotiations between the parties.

The factors considered by the Operating Partnership in determining the price to be paid for the mall included: its historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, taxes on the mall and anticipated changes therein under ownership by the Operating Partnership, the physical condition and location of the mall, the anticipated effect on the financial results of JP Realty, Inc. and the Operating Partnership and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, and determined the price it was willing to pay primarily on the factors discussed above relating to the mall and its fit with the Company's operations.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________

         (a)     Financial Statements:

                 As of the date of this report, is impracticable for the Operating Partnership to file the required financial statements with respect to the acquisition of the Salem Center. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

         (b)     Pro Forma Financial Information:

                 As of the date of this report, it is impracticable for the Operating Partnership to file the required proforma financial information with respect to the acquisition of the Salem Center. Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.

         (c)     Exhibits:

                 None.

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                           SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Price Development Company
                                   Limited Partnership
                                   By: JP Realty, Inc., its general partner



Date January 13, 1998              /s/ John Price
     ________________              ______________________________
                                   John Price
                                   Chairman of the Board and
                                   Chief Executive Officer